Exhibit (e)(3)

November 30, 2011

Christopher Kurtz

Vice President, Finance

ING Investment Management Co.

One Orange Way, C1-N

Windsor, CT 06095

Dear Mr. Kurtz:

Pursuant to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co., as amended (the “Agreement”), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Emerging Markets Index Portfolio (the “Portfolio”), a newly established series of ING Variable Portfolios, Inc., effective on November 30, 2011, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual sub-advisory fee indicated for the Portfolio, is attached hereto.

The Amended Schedule A has also been updated to reflect the removal of ING NASDAQ 100 Index® Portfolio because this series recently dissolved.

7337 E. Doubletree Ranch Rd Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744 www.ingfunds.com	ING Investments, LLC

Please signify your acceptance to act as Sub-Adviser for the Portfolio by signing below where indicated.

Very sincerely,

/s/ Todd Modic

Todd Modic

Senior Vice President

ING Investments, LLC

ACCEPTED AND AGREED TO:

ING Investment Management Co.

By:	/s/ Christopher Kurtz
Name:	/s/ Christopher Kurtz
Title:	V.P. Finance, Duly Authorized

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

ING INVESTMENTS, LLC

and

ING INVESTMENT MANAGEMENT CO.

Series	Effective Date	Annual Sub-Advisory Fee
ING Australia Index Portfolio	February 28, 2011	0.27%
ING Emerging Markets Index Portfolio	November 30, 2011	0.2475%
ING Euro STOXX 50® Index Portfolio	August 3, 2009	0.27%
ING FTSE 100 Index® Portfolio	August 3, 2009	0.27%
ING Hang Seng Index Portfolio	May 1, 2009	0.27%
ING Index Plus LargeCap Portfolio	May 1, 2002	0.158%
ING Index Plus MidCap Portfolio	May 1, 2002	0.180%
ING Index Plus SmallCap Portfolio	May 1, 2002	0.180%
ING International Index Portfolio	March 4, 2008	0.1710% on all assets
ING Japan TOPIX Index® Portfolio	August 3, 2009	0.27%
ING RussellTM Large Cap Growth Index Portfolio	May 1, 2009	0.2025%
ING RussellTM Large Cap Value Index Portfolio	May 1, 2009	0.2025%
ING RussellTM Mid Cap Growth Index Portfolio	May 1, 2009	0.2025%

Series	Effective Date	Annual Sub-Advisory Fee
ING Russell™ Large Cap Index Portfolio	March 4, 2008	0.1125% on all assets
ING Russell™ Mid Cap Index Portfolio	March 4, 2008	0.1395% on all assets
ING Russell™ Small Cap Index Portfolio	March 4, 2008	0.1485% on all assets
ING Small Company Portfolio	May 1, 2002	0.338%
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	January 16, 2008	0.21% on all assets

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